EXHIBIT 35.1

World Omni Financial Corp.

Servicer Compliance Statement

Pursuant to Item 1123

of Regulation AB

I, Joseph A. Venezia, do hereby certify that I am the Chief Financial Officer of World Omni Financial Corp., a Florida corporation, and further certify on behalf of World Omni Financial Corp. in its capacity as servicer (the “Servicer”) under the Sale and Servicing Agreement, dated as of May 19, 2021 (the “Agreement”), among World Omni Auto Receivables Trust 2021-B, as Issuing Entity, World Omni Auto Receivables LLC, as Depositor, and the Servicer, as follows:

(i)            A review of the activities of the Servicer during the period covered by the issuing entity’s Annual Report on form 10-K for the fiscal year ended December 31, 2022 (the “Reporting Period”), and of its performance under the Agreement, has been made under my supervision.

(ii)           To the best of my knowledge, based on the review described above, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

IN WITNESS WHEREOF, I have hereunto set my hand as of March 24, 2023.

WORLD OMNI FINANCIAL CORP.

By:	/s/ Joseph A. Venezia
Name: Joseph A. Venezia
Title: Vice President, Chief Financial Officer